Exhibit 99.1

Press Release
Acutus Medical Reports First Quarter 2022 Financial Results
and CEO Transition
Carlsbad, Calif. – May 12, 2022 – Acutus Medical, Inc. (“Acutus” or the “Company”) (Nasdaq: AFIB), an arrhythmia management company focused on improving the way cardiac arrhythmias are diagnosed and treated, today reported results for the first quarter of 2022 and announced a leadership transition.
Recent Updates:
•Reported revenue of $3.7 million in the first quarter of 2022, compared to $3.6 million in the same quarter last year
•Global mapping procedures volumes advanced 27% from the same quarter last year, representing the highest quarterly procedure volumes since launch
•Completed enrollment in US premarket approval (PMA) study for AcQBlate in right atrial flutter
•Vince Burgess stepping down as the Company’s President and Chief Executive Officer
•Company appoints David Roman as Interim Chief Executive Officer and Chief Financial Officer
•Announced commitment letter to refinance its existing debt with a longer-term credit facility as well as a definitive agreement to sell the Company’s left-heart access portfolio to Medtronic

“We are pleased with the start to 2022 as our strategy to drive commercial focus on utilization and disposable revenue growth is starting to take hold,” said Vince Burgess, President & CEO of Acutus Medical. “We achieved record global mapping procedure volumes, led by our business outside the United States, where physicians have access to our complete portfolio of mapping and therapy solutions. In our efforts to bring ablation therapy to the U.S., we have completed enrollment in our PMA study for AcQBlate in right atrial flutter and expect to submit for approval in the middle of this year. Lastly, the strategic transactions we announced last month will enable us to intensify our efforts to drive adoption of our electrophysiology mapping and therapy solutions as well as improving our operational and financial performance.”

“Reflecting on the evolution of the business and our journey, I believe this is an appropriate time to step away from my role as President and CEO,” said Mr. Burgess. “I am very proud of what this Company has accomplished since I became involved with Acutus in 2013. We are continuing to advance the field of electrophysiology and have enabled more physicians to treat more patients more effectively than ever before. I have full faith and confidence in David Roman to lead the Company in its mission while the Board of Directors selects my permanent successor.”

“On behalf of the Board, I'd like to extend my deepest appreciation to Vince for his many contributions to Acutus as a Board member for the last nine years and CEO for the past five,” said Scott Huennekens, Chairman of the Board. “We will continue to benefit from his guidance as an advisor over the coming months. In the interim, we are confident that David's leadership will ensure a smooth transition and a continuation of our recent growth.”

Mr. Roman said, “I look forward to working with our Board and our management team as we remain focused on driving the adoption of our electrophysiology mapping and therapy solutions to deliver personalized therapy for superior clinical outcomes.”
First Quarter 2022 Financial Results
Revenue was $3.7 million for the first quarter of 2022, compared to $3.6 million in the first quarter last year. The improvement over the same quarter last year was driven by increased mapping procedure volumes and new product adoption in therapy and left-heart access, partially offset by lower capital equipment revenue. Gross margin on a GAAP basis was negative 89% for the first quarter of 2022, compared with negative 94% in the same quarter last year. The change was driven by favorable product mix with a higher percentage of revenue coming from disposables in the first quarter of 2022 compared with the same quarter last year.
Operating expenses on a GAAP basis were $35.4 million for the first quarter of 2022, compared with $24.5 million in the same quarter last year. The increase of $10.9 million was primarily attributable to a goodwill impairment charge of $12.0 million, a prior quarter change in fair value of $1.2 million for the contingent consideration related to the acquisition of Rhythm Xience, a $1.0 million excess and obsolete inventory charge primarily related to our systems and restructuring charges of $0.9 million, offset by a $4.6 million employee retention credit (ERC) benefit under the CARES Act.

Press Release
Net loss on a GAAP basis was $40.0 million for the first quarter of 2022 and net loss per share was $1.42 on a weighted average basic and diluted outstanding share count of 28.1 million, compared to $29.2 million and a net loss per share of $1.04 on a weighted average basic and diluted outstanding share count of 28.0 million in the same period of the prior year. Excluding amortization of acquired intangibles, non-cash stock-based compensation expense, goodwill impairment, restructuring charges, the ERC benefit and changes in the fair value of contingent consideration, the Company’s non-GAAP net loss for the first quarter of 2022 was $28.5 million, or $1.00 per share, compared to $27.3 million, or $0.97 per share.

Cash, cash equivalents, marketable securities and restricted cash were $78.8 million as of March 31, 2022.
Outlook and COVID-19
Headwinds associated with COVID-19 moderated throughout the first quarter of 2022; however, management continues to view the current situation with COVID-19 as being fluid, and the potential impact on the Company’s business from hospital and government actions in response to potential resurgences in COVID-19 cases, COVID-19-related hospital admissions, restrictions on lab access and new technology assessments and hospital staffing shortages are all factors that could influence performance. In addition, the Company is actively monitoring supply chain dynamics and is working to mitigate potential shortages for critical materials.
Non-GAAP Financial Measures
This press release includes references to non-GAAP net loss and non-GAAP net loss per share, which are non-GAAP financial measures, to provide information that may assist investors in understanding the Company’s financial results and assessing its prospects for future performance. The Company believes these non-GAAP financial measures are important indicators of its operating performance because they exclude items that are primarily non-cash accounting line items unrelated to, and may not be indicative of, the Company’s core operating results. These non-GAAP financial measures, as Acutus calculates them, may not necessarily be comparable to similarly titled measures of other companies and may not be appropriate measures for comparing the performance of other companies relative to the Company. These non-GAAP financial results are not intended to represent and should not be considered to be more meaningful measures than, or alternatives to, measures of operating performance as determined in accordance with GAAP. Non-GAAP net loss is defined as net loss before income taxes, adjusted for stock-based compensation, amortization of acquisition-related intangibles, acquisition related costs, discontinued operations, asset impairments, non-operating items, restructuring charges, stock repurchases and other adjustments. To the extent such non-GAAP financial measures are used in the future, the Company expects to calculate them using a consistent method from period to period. A reconciliation of the most directly comparable GAAP financial measure to the non-GAAP financial measure has been provided under the heading “Reconciliation of GAAP Results to Non-GAAP Results” in the financial statement tables attached to this press release.
Webcast and Conference Call Information
Acutus will host a conference call to discuss the first quarter 2022 financial results after market close on Thursday, May 12, 2022 at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. The conference call can be accessed live over the phone (833) 570-1131 for U.S. callers or (914) 987-7078 for international callers, using conference ID: 3455233. The live webinar can be accessed at https://ir.acutusmedical.com.
About Acutus Medical, Inc.
Acutus is an arrhythmia management company focused on improving the way cardiac arrhythmias are diagnosed and treated. Acutus is committed to advancing the field of electrophysiology with a unique array of products and technologies which will enable more physicians to treat more patients more efficiently and effectively. Through internal product development, acquisitions and global partnerships, Acutus has established a global sales presence delivering a broad portfolio of highly differentiated electrophysiology products that provide its customers with a complete solution for catheter-based treatment of cardiac arrhythmias. Founded in 2011, Acutus is based in Carlsbad, California.
Caution Regarding Forward-Looking Statements
This press release includes statements that may constitute “forward-looking” statements, usually containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, the Company’s ability to continue to manage expenses and cash burn rate at sustainable levels, continued acceptance of its products in the marketplace, the effect of global economic conditions on the ability and willingness of customers to purchase the Company’s systems and the timing of such purchases, competitive factors, changes resulting from healthcare policy in the United States and globally, including changes in government

Press Release
reimbursement of procedures, dependence upon third-party vendors and distributors, timing of regulatory approvals, the impact of the coronavirus (COVID-19) pandemic and Acutus’ response to it, and other risks discussed in the Company’s periodic and other filings with the Securities and Exchange Commission. By making these forward-looking statements, Acutus undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contact:	Media Contact:
Caroline Corner	Holly Windler
Westwicke ICR	M: 619-929-1275
D: 415-202-5678	media@acutusmedical.com
caroline.corner@westwicke.com

Press Release
Acutus Medical, Inc.
Consolidated Balance Sheets

(in thousands, except per share amounts)	March 31, 2022	December 31, 2021
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$12,319	$24,071
Marketable securities, short-term	62,292	76,702
Restricted cash	150	150
Accounts receivable	2,978	3,633
Inventory	17,620	16,408
Prepaid expenses and other current assets	9,064	5,326
Total current assets	104,423	126,290

Marketable securities, long-term	4,014	7,120
Property and equipment, net	12,962	13,670
Right-of-use assets, net	4,358	4,521
Intangible assets, net	4,853	5,013
Goodwill	—	12,026
Other assets	1,032	1,152
Total assets	$131,642	$169,792

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,781	$7,519
Accrued liabilities	10,632	9,096
Contingent consideration, short-term	1,400	1,500
Operating lease liabilities, short-term	501	395
Total current liabilities	17,314	18,510

Operating lease liabilities, long-term	4,471	4,591
Long-term debt	40,793	40,415
Contingent consideration, long-term	300	500
Other long-term liabilities	2	50
Total liabilities	62,880	64,066

Stockholders' equity
Preferred stock, $0.001 par value	—	—
Common stock, $0.001 par value	28	28
Additional paid-in capital	587,889	584,613
Accumulated deficit	(518,715)	(478,698)
Accumulated other comprehensive loss	(440)	(217)
Total stockholders' equity	68,762	105,726
Total liabilities and stockholders' equity	$131,642	$169,792

Press Release
Acutus Medical, Inc.
Consolidated Statements of Operations and Comprehensive Loss

	Three Months Ended March 31,
(in thousands, except share and per share amounts)	2022	2021
	(unaudited)
Revenue	$3,681	$3,591

Costs and operating expenses:
Cost of products sold	6,941	6,955
Research and development	8,003	9,370
Selling, general and administrative	14,385	16,252
Goodwill impairment	12,026	—
Restructuring	949	—
Change in fair value of contingent consideration	7	(1,153)
Total costs and operating expenses	42,311	31,424
Loss from operations	(38,630)	(27,833)

Other income (expense):
Interest income	24	40
Interest expense	(1,411)	(1,388)
Total other expense, net	(1,387)	(1,348)
Loss before income taxes	(40,017)	(29,181)
Income tax benefit	—	—
Net loss	$(40,017)	$(29,181)

Other comprehensive income (loss)
Unrealized (loss) gain on marketable securities	(57)	6
Foreign currency translation adjustment	(166)	(226)
Comprehensive loss	$(40,240)	$(29,401)

Net loss per common share, basic and diluted	$(1.42)	$(1.04)
Weighted average shares outstanding, basic and diluted	28,118,090	28,031,686

Press Release
Acutus Medical, Inc.
Condensed Consolidated Statements of Cash Flows

	Three Months Ended March 31,
(in thousands)	2022	2021
	(unaudited)
Cash flows from operating activities
Net loss	$(40,017)	$(29,181)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	1,567	1,241
Amortization of intangible assets	160	160
Stock-based compensation expense	3,032	2,910
Amortization of premiums/(accretion of discounts) on marketable securities, net	173	412
Amortization of debt issuance costs	378	328
Amortization of right-of-use assets	160	180
Goodwill impairment	12,026	—
Change in fair value of contingent consideration	7	(1,153)
Changes in operating assets and liabilities:
Accounts receivable	655	(317)
Inventory	(1,212)	(879)
Prepaid expenses and other current assets	(3,487)	1,104
Other assets	120	(250)
Accounts payable	(2,641)	(2,091)
Accrued liabilities	1,532	1,500
Operating lease liabilities	(14)	(237)
Other long-term liabilities	(48)	—
Net cash used in operating activities	(27,609)	(26,273)

Cash flows from investing activities
Purchases of available-for-sale marketable securities	—	(9,135)
Sales of available-for-sale marketable securities	2,500	—
Maturities of available-for-sale marketable securities	14,587	25,000
Purchases of property and equipment	(1,088)	(3,693)
Net cash provided by investing activities	15,999	12,172

Cash flows from financing activities
Payment of contingent consideration	(290)	(2,547)
Proceeds from stock options exercises	66	169
Proceeds from Employee Stock Purchase Plan	182	—
Net cash used in financing activities	(42)	(2,378)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(100)	(124)
Net change in cash, cash equivalents and restricted cash	(11,752)	(16,603)
Cash, cash equivalents and restricted cash, at the beginning of the period	24,221	25,384
Cash, cash equivalents and restricted cash, at the end of the period	$12,469	$8,781

Press Release
Acutus Medical, Inc.
Reconciliation of GAAP Results to Non-GAAP Results
(Unaudited)

Three Months Ended March 31, 2022	Cost of products sold	Research and development	Selling, general and administrative	Loss from operations	Other expenses, net	Net loss	Basic and diluted EPS
Reported	$6,941	$8,003	$14,385	$(38,630)	$(1,387)	$(40,017)	$(1.42)
Amortization of acquired intangibles	(155)	—	(5)	160	—	160	0.01
Stock-based compensation	(226)	(514)	(2,292)	3,032	—	3,032	0.11
Employee retention credit	1,503	1,394	1,742	(4,639)	—	(4,639)	(0.16)
Goodwill impairment	—	—	—	12,026	—	12,026	0.43
Restructuring	—	—	—	949	—	949	0.03
Change in fair value of contingent consideration	—	—	—	7	—	7	—
Adjusted	$8,063	$8,883	$13,830	$(27,095)	$(1,387)	$(28,482)	$(1.00)

Three Months Ended March 31, 2021	Cost of products sold	Research and development	Selling, general and administrative	Loss from operations	Other expenses, net	Net loss	Basic and diluted EPS
Reported	$6,955	$9,370	$16,252	$(27,833)	$(1,348)	$(29,181)	$(1.04)
Amortization of acquired intangibles	—	—	(160)	160	—	160	0.01
Stock-based compensation	(157)	(442)	(2,311)	2,910	—	2,910	0.10
Change in fair value of contingent consideration	—	—	—	(1,153)	—	(1,153)	(0.04)
Adjusted	$6,798	$8,928	$13,781	$(25,916)	$(1,348)	$(27,264)	$(0.97)

Press Release
Acutus Medical, Inc.
Key Business Metrics
Installed Base & Procedure Volumes
The total installed base as of, and procedure volumes for the three months ended March 31, 2022 and 2021, is set forth in the table below:

	March 31,
	2022	2021
Key Business Metrics	(unaudited)
Installed base (1)	77	62
Procedure volumes	465	367
(1) Installed base includes AcQMap Systems.

Revenue
The following table sets forth the Company’s revenue for disposables, systems and service/other for the three months ended March 31, 2022 and 2021 (in thousands):

	Three Month Ended March 31,
	2022	2021
	(unaudited)
Disposables	$3,211	$2,342
Systems	—	969
Service/Other	470	280
Total revenue	$3,681	$3,591
The following table provides revenue by geographic location for the three months ended March 31, 2022 and 2021 (in thousands):

	Three Months Ended March 31,
	2022	2021
	(unaudited)
United States	$2,023	$1,581
Outside the United States	1,658	2,010
Total revenue	$3,681	$3,591